UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2023

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38855	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 W. 42nd Street, New York, New York	10036
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NDAQ	The Nasdaq Stock Market
0.900% Senior Notes due 2033	NDAQ33	The Nasdaq Stock Market
0.875% Senior Notes due 2030	NDAQ30	The Nasdaq Stock Market
1.75% Senior Notes due 2029	NDAQ29	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 21, 2023, the Company held its 2023 Annual Meeting of Shareholders, and the Company’s shareholders took the following actions: (i) elected each of the Company’s eleven nominees for director to serve until the 2024 Annual Meeting of Shareholders and until their successors are duly elected and qualified, (ii) approved the Company’s executive compensation on an advisory basis, (iii) approved an advisory vote to conduct future advisory votes on executive compensation every year, (iv) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and (v) did not approve the shareholder proposal entitled “Independent Board Chairman.”

The table below shows the voting results, which exclude excess shares that were ineligible to vote as a result of the 5% voting limitation in the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”).

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Proposal 1: Election of Directors
Melissa M. Arnoldi	290,363,032	3,855,238	186,345	22,843,855
Charlene T. Begley	286,350,638	7,869,691	184,286	22,843,855
Steven D. Black	280,754,204	13,425,303	225,108	22,843,855
Adena T. Friedman	276,113,239	17,583,404	707,972	22,843,855
Essa Kazim	292,007,387	2,162,716	234,512	22,843,855
Thomas A. Kloet	291,623,529	2,586,093	194,993	22,843,855
Michael R. Splinter	281,844,862	12,399,173	160,580	22,843,855
Johan Torgeby	293,779,177	466,555	158,883	22,843,855
Toni Townes-Whitley	290,742,055	3,463,162	199,398	22,843,855
Jeffery W. Yabuki	293,846,632	355,513	202,470	22,843,855
Alfred W. Zollar	290,275,920	3,957,146	171,549	22,843,855

Proposal 2: Approval of the Company’s Executive Compensation on an Advisory Basis	277,610,720	16,213,058	580,837	22,843,855

	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTES
Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	290,907,367	260,629	3,096,949	139,670	22,843,855

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Proposal 4: Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023	303,129,640	13,983,541	135,289	—

Proposal 5: Shareholder Proposal – “Independent Board Chairman”	82,465,270	211,434,174	505,171	22,843,855

Consistent with its shareholder vote on Proposal 3, Nasdaq shall include an advisory vote of the shareholders on executive compensation in Nasdaq’s proxy materials every year until the next shareholder vote on the frequency of advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2023	NASDAQ, INC.

	By:	/s/ John A. Zecca
	Name:	John A. Zecca
	Title:	Executive Vice President and Chief Legal Officer